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EXHIBIT 99.1




                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

CONTACT:

Douglas Collins
Buckhead America Corporation
President and Chief Executive Officer
(770) 393-2662


BUCKHEAD AMERICA CORPORATION FILES FORM 15 TO DEREGISTER WITH SECURITIES AND EXCHANGE COMMISSION


Atlanta, Georgia, November 13, 2002--Buckhead America Corporation (OTC BB:
BUCK.OB) is announcing the filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). The Form 15 was filed with the SEC in order to terminate registration of the Company's common stock under the Securities and Exchange Act of 1934 (the "1934 Act").

Upon the filing of the Form 15, the obligations of Buckhead America Corporation to file with the SEC certain reports and forms, including 10-K, 10-Q and 8-K ceased. Upon the effectiveness of the Form 15, which is anticipated to be within 90 days of filing, the obligations of Buckhead America Corporation to file proxy statements with the SEC will cease. In addition, the common stock of Buckhead America Corporation will no longer be eligible for quotation on the OTC Bulletin Board.

According to Douglas Collins, President and Chief Executive Officer, Buckhead America Corporation is taking this action in order to reduce corporate costs associated with being a reporting company under the 1934 Act. "After careful consideration, the board of directors determined to take action to deregister the common stock of Buckhead America Corporation under the 1934 Act. The company's common stock has been thinly-traded. The board of directors concluded that the advantages of being a reporting company under the 1934 Act do not offset the costs and administrative burdens associated with the SEC reporting requirements."

Buckhead America Corporation is a diversified hospitality services company whose holdings include the Country Hearth Inn franchise system.

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